EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 1, 2024, with respect to the consolidated financial statements of Charter Communications, Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

St. Louis, Missouri

February 15, 2024